Exhibit 99.2

News

FOR IMMEDIATE RELEASE

Contact

Sean Mahoney

Investor Relations

Curative Health Services/

Critical Care Systems, Inc.

603-888-1500

smahoney@curativehealth.com

CURATIVE HEALTH SERVICES APPOINTS

NEW CHAIRMAN OF THE BOARD OF DIRECTORS

Nashua, New Hampshire – March 1, 2005 – Curative Health Services, Inc., (Nasdaq: CURE), announced today that Mr. Joseph Feshbach will be stepping down as Chairman of the Board of Directors and Mr. Timothy Maudlin has been appointed Chairman of the Board effective immediately.

The Board of Directors and Mr. Feshbach mutually decided that due to time constraints associated with a new business venture Mr. Feshbach is beginning, it was the appropriate time to relinquish duties as Chairman.

Mr. Maudlin is well-suited for the Chairman position having been a co-founder of Curative and having served on the Board of Directors since the inception of the Company.  A certified public accountant, Mr. Maudlin currently serves on the Board of Directors of several private companies.  He has been the managing partner of Medical Innovation Partners, a venture capital firm, since 1988, and since 1982 has been an officer of the affiliated management company.

Mr. Feshbach will remain on the Board of Directors.

About Curative Health Services

Curative Health Services, Inc. seeks to deliver high-quality care and clinical results for patients with serious or chronic medical conditions.

The Specialty Infusion business, through its national footprint of local pharmacy branches, provides products, related clinical services and disease management support to patients with chronic or severe conditions such as hemophilia and other bleeding disorders, chronic or severe infections, gastrointestinal illnesses that prohibit oral digestion and other severe conditions requiring nutritional support, immune system disorders, cancer and susceptibility to respiratory syncytial virus.

The Wound Care Management business is a leader in the area of disease management specializing in chronic wound care management. The Wound Care Management business manages, on behalf of hospital clients, a nationwide network of Wound Care Center® programs that offer a comprehensive range of services for treatment of chronic wounds.

For more information, visit www.curative.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Factors that might cause such differences include, but are not limited to, risks associated with our acquisition of Critical Care Systems including, but not limited to, integration risks and costs, risks of client retention, and risks associated with the operations of the acquired business, as well as risks in our current businesses such as the substantial level of indebtedness incurred in connection with the acquisition of Critical Care Systems, the potential for termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in government regulations relating to the Company’s Specialty Infusion or Wound Care Management businesses, changes in the regulations governing third party reimbursements for the Company’s services, manufacturing shortages of products sold by Curative’s Specialty Infusion business, the impact of competitive products and pricing, the ability to maintain pricing arrangements with suppliers that preserve margins, the seasonality and variability of operating results, the Company’s ability to implement its strategies and achieve its objectives and the other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are referred to the Company’s Registration Statement on Form S-4 filed July 29, 2004, as amended, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, for further discussion of these and other risk factors that could affect future results.

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